UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

Li-Cycle Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LICY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2024, Li-Cycle Holdings Corp. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Glencore Ltd. (“Glencore Intermediate”), and Glencore Canada Corporation (“Glencore”, and together with Glencore Intermediate, the “Glencore Parties”), pursuant to which the Company agreed to issue and sell to Glencore a senior secured convertible note (the “Senior Secured Convertible Note”) in an aggregate principal amount of $75,000,000 (the “Transaction”), in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

Senior Secured Convertible Note

The Senior Secured Convertible Note matures on the fifth anniversary of the closing. Interest on the Senior Secured Convertible Note is payable either in cash or by payment-in-kind (“PIK”) at the Company’s election, on a semi-annual basis from the date of issuance, and will be based on the secured overnight financing rate plus five percent (5%) per annum if interest is paid in cash and plus six percent (6%) per annum if interest is paid in PIK. In the case that an event of default has occurred and is continuing, the interest rate will be the rate stated above, plus one percent (1%) per annum (which additional 1% will be payable in cash).

The principal and accrued interest owing under the Senior Secured Convertible Note may be converted at any time by the holder into common shares in the capital of the Company (the “Common Shares”) at a conversion price of $0.53 per share (the “Conversion Price”).

The Company may redeem all or any portion of the Senior Secured Convertible Note at any time by payment of an amount in cash equal to 100% of the principal amount of the portion of the Senior Secured Convertible Note being redeemed plus all accrued and unpaid interest thereon. Commencing with the delivery of financial statements for the fiscal year ending December 31, 2026, the Company will be required to redeem a portion of the outstanding principal amount of the Senior Secured Convertible Note in an amount equal to a specified percentage of the excess cash flow generated by the Company and its subsidiaries for the applicable fiscal year (less certain deductions and subject to pro rata application to certain other debt of the Company). The Company is also required to redeem the Senior Secured Convertible Note for an amount in cash equal to the outstanding principal amount of the Senior Secured Convertible Note being redeemed and all accrued and unpaid interest thereon, plus a make-whole amount equal to the undiscounted interest payments that would have otherwise been payable through maturity (the “Make-Whole Amount”) in the event of: (1) certain events of default that are continuing, upon request by the holder, (2) certain bankruptcy-related events of default, and (3) upon a change of control transaction, unless, in each case, the Senior Secured Convertible Note is first converted by the holder.

In connection with any optional or mandatory redemption and provided that the holder of the Senior Secured Convertible Note has not elected to convert the Senior Secured Convertible Note into Common Shares following receipt of notice of such redemption, the Company shall issue a number of warrants (the “Warrants”) to the holder of the Senior Secured Convertible Note that entitle the holder to acquire a number of Common Shares equal to the principal amount of the Senior Secured Convertible Note being redeemed divided by the then applicable Conversion Price and expiring on the sixth anniversary of the issuance of the Senior Secured Convertible Note. The initial exercise price of the Warrants will be equal to the Conversion Price as of the redemption date.

The Senior Secured Convertible Note may result in a change of control of the Company, depending on certain future events including in the event the Company elects to pay interest in-kind and/or if the Existing Glencore Convertible Note (as defined below) is amended and restated as contemplated by the Note Purchase Agreement. Assuming the conversion of the Existing Glencore Convertible Note and the Senior Secured Convertible Note in full on March 25, 2024, the expected issue date of the Senior Secured Convertible Note, Glencore and its affiliates would beneficially own approximately 47.8% of the Common Shares on an as-converted basis (based on the total number of outstanding Common Shares as of February 29, 2024).

The Senior Secured Convertible Note is subject to certain reporting and affirmative and negative operational covenants applicable to the Company and its subsidiaries (subject to customary baskets and exceptions to permit ordinary course transactions as set forth in the Senior Secured Convertible Note), including satisfaction of a minimum liquidity covenant, monthly, quarterly and annual financial reporting requirements, delivery of an annual operating budget and limitations on (a) the incurrence of indebtedness and liens, (b) dividends, distributions and repurchases or redemptions of capital stock, (c) certain payments in cash of indebtedness which is subordinated, junior lien or unsecured indebtedness, (d) acquisitions and other investments, (e) asset sales (including with respect to the Company’s spoke facilities), (f) affiliate transactions, and (g) capital expenditures that exceed the established budget by a specific threshold.

The foregoing description of the Senior Secured Convertible Note is qualified in its entirety by reference to the full text of the form of the Senior Secured Convertible Note, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Note Purchase Agreement and Ancillary Agreements

The Note Purchase Agreement includes customary representations, warranties, and covenants between the parties.

Transfer Restrictions

Pursuant to the terms of the Note Purchase Agreement, Glencore is permitted to transfer the Senior Secured Convertible Note, the Warrants and any Common Shares issued upon conversion of the Senior Secured Convertible Note or exercise of any of the Warrants subject to certain transfer restrictions including compliance with U.S. and Canadian securities laws, and a prohibition on private transfers to activist investors, foreign entities of concern or, without the Company’s consent, any material competitor. Any transferees will be required to execute a joinder to the Note Purchase Agreement and any transferee that would beneficially own at least 5.0% of the Common Shares (on an as-converted basis) following the transfer will be subject to a standstill agreement. The Common Shares issued upon conversion of the Senior Secured Convertible Note or exercise of any of the Warrants are also subject to a 12-month lock-up from the closing of the Transaction.

Closing Conditions

The closing of the Transaction is subject to certain conditions, including, among others, the execution and delivery of the Ancillary Agreements (as defined below), the agreements pursuant to which the Senior Secured Convertible Note is secured (as described further below) and compliance by the Company of any requirement to obtain the approval of its shareholders with respect to the Transaction by notifying its shareholders not less than ten (10) calendar days prior to the closing of the Transaction that the Audit Committee (the “Audit Committee”) of the board of directors of the Company (the “Board”) has independently determined that a delay in securing shareholder approval of the Transaction would seriously jeopardize the financial viability of the Company and that the Audit Committee has expressly approved the Company’s reliance on such exception to omit seeking any shareholder approval that would otherwise be required under the New York Stock Exchange (the “NYSE”) policy.

Termination of Note Purchase Agreement

The Note Purchase Agreement may be terminated prior to the closing of the Transaction (i) by the mutual written agreement of each of the parties thereto, (ii) if any final judgment, order, law rule or regulation is enacted that prohibits the consummation of the Transaction, (iii) by Glencore, subject to certain conditions, if the Company breaches certain provisions of the Note Purchase Agreement, (iv) by the Company, subject to certain conditions, if Glencore breaches certain provisions of the Note Purchase Agreement, and (v) by either Glencore or the Company if closing of the Transaction has not been consummated on or before April 15, 2024.

Indemnification

Subject to certain exceptions, the Company has agreed to indemnify Glencore and its related parties for liabilities arising from (i) the execution and delivery of the Transaction documents, (ii) the issuance of the Senior Secured Convertible Note and performance by the Company and its subsidiaries of their obligations under the Transaction documents, and (iii) any litigation related to the foregoing.

Ancillary Agreements

In connection with the Transaction, Glencore has agreed to enter into, at closing, the following agreements (each of (i) to (iii) below an “Ancillary Agreement” and collectively the “Ancillary Agreements”):

(i)

Registration Rights Agreement: Glencore and the Company will enter into an amended and restated registration rights agreement substantially on the same terms as the existing Registration Rights Agreement between the Company and Glencore Intermediate, dated as of May 31, 2022 (the “Amended and Restated Registration Rights Agreement”).

(ii)

A&R Glencore Convertible Notes: Glencore and the Company will amend and restate the terms of the unsecured convertible note issued by the Company to Glencore Intermediate on May 31, 2022 (the “Existing Glencore Convertible Note”), in two tranches (and such resulting two tranches of the amended and restated unsecured convertible note, the “A&R Glencore Convertible Notes”). Each A&R Glencore Convertible Note includes an event-driven modification to the Existing Glencore Convertible Note, with the first such modification occurring on the date (the “First Modification Date”) that is the earlier of (a) the date that is one month after the effectiveness and initial funding, if any, of a project loan financing for the Company’s Rochester hub, and (b) December 31, 2024, and the second such modification occurring on the date (the “Second Modification Date” with either the First Modification Date or the Second Modification Date referred to herein as a “Modification Date”) that is the earliest to occur of (a) the first commercial production from the Rochester hub, (b) construction costs exceeding the construction budget set forth in the project loan financing, and (c) June 1, 2026. Upon the occurrence of each Modification Date, the terms of the applicable A&R Glencore Convertible Note shall mirror the following terms of the Senior Secured Convertible Note: the maturity will be amended to be five (5) years from the applicable Modification Date, the interest rate will be amended to match the interest rate applicable to the Senior Secured Convertible Note, mandatory redemption will be required (including, from the First Modification Date and the Second Modification Date, the amount equal to a specified percentage of the excess cash flow generated by the Company and its subsidiaries for the applicable fiscal year (less certain deductions and subject to pro rata application to certain other debt of the Company) in a pro rata amount across the A&R Glencore Convertible Notes (to the extent modified) and the Note), and the Company will provide guarantees and security for the A&R Glencore Convertible Notes consistent with the Senior Secured Convertible Note. In addition, at each Modification Date, the conversion price for the applicable tranche will be adjusted to be the lesser of (x) an amount determined on the basis of a 30-Day VWAP (volume weighted average trading price) having a reference date equal to the applicable Modification Date plus a 25% premium per share, and (y) $9.95 per share (the current conversion price of the Existing Glencore Convertible Note).

(iii)	Side Letter: The Glencore Parties, Glencore plc and the Company will enter into a side letter agreement (the “Side Letter”).

•

Board Rights: Pursuant to the Side Letter, the Company grants to Glencore the right to nominate two additional directors (the “Glencore Nominees”) to the Board, for a total of three nominees, with the first additional nominee to be identified by Glencore and (subject to customary approvals by the Company) proposed for election at the Company’s annual general meeting of shareholders to be held in 2024 and the second additional nominee to be proposed (subject to customary approvals by the Company) for election at the Company’s annual general meeting of shareholders to be held in 2025 or, if earlier, upon the occurrence of a vacancy on the Board, subject to the Company and Glencore mutually agreeing on such second nominee. Both additional Glencore Board nominees are not to be related parties of Glencore and its affiliates and are to be independent under applicable Ontario securities laws, as well as SEC and NYSE rules. Both additional nominees will be entitled to payment and indemnification consistent with other non-employee directors and will be eligible for appointment to the committees of the Board. Glencore will agree to cause the Glencore nominated directors to recuse themselves from any meeting, decision or discussion relating to the Transaction or related matters.

•

Standstill: Pursuant to the Side Letter, Glencore has also committed, among other things, to not (a) acquire beneficial ownership of additional Common Shares in excess of 5.0% of the then outstanding voting securities of the Company (subject to certain de minimis exceptions), or (b) seek to take the Company private, in each case, without the approval of a committee of disinterested directors of the Company and, in the case of a take-private transaction, the approval of a majority of the disinterested shareholders of the Company. Glencore has also committed to not rely or cause the Company to rely on any exemption available to a “Controlled Company” pursuant to the NYSE rules.

Guaranty and Collateral

Note Guaranty

Li-Cycle Corp., Li-Cycle Americas Corp., Li-Cycle U.S. Inc., Li-Cycle Inc., and Li-Cycle North America Hub, Inc., (the “Note Guarantors”), will guaranty all obligations of the Company with respect to the Senior Secured Convertible Note. Following the issuance of the Senior Secured Convertible Note, Li-Cycle Europe AG and Li-Cycle Germany GmbH (the “Post-Closing Guarantors”) will execute joinders to the Note Guaranty Agreement and guaranty such obligations as Note Guarantors. Each Note Guarantor unconditionally and irrevocably waives any right to revoke or otherwise discharge or defer its guaranty, and agrees that the guaranty is continuing in nature. Each Note Guarantor’s guaranty is subject to customary limitations under applicable law. Each Note Guarantor’s guaranty may be subordinated or terminated in connection with the closing date under an applicable Project Financing (as defined in the Senior Secured Convertible Note) as further described under Subordination and Intermediator Matters below, or terminated on full payment and satisfaction of all liabilities and obligations in respect of the Senior Secured Convertible Note.

Collateral Documents

Upon closing of the Transaction, the Company and the Note Guarantors will grant perfected, first priority security interests (subject to customary exceptions and permitted liens) to the Collateral Agent in all of their respective assets, including intellectual property and a pledge of the equity interests of each other Note Guarantor. Within 60 days of closing of the Transaction, the Post-Closing Guarantors will grant perfected, first-priority security interests (subject to customary exceptions and permitted liens) to the Collateral Agent in all intra-group receivables owing to them and over all bank accounts held by such entities in their respective jurisdictions of organization. Li-Cycle Europe AG will further pledge its equity interests in Li-Cycle Germany GmbH.

Subordination and Intercreditor Matters

In connection with a Project Financing and upon notice by the Company, the Collateral Agent and Glencore will negotiate an intercreditor arrangement with the applicable project lender in good faith to subordinate the guarantees of Li-Cycle U.S. Inc., Li-Cycle Inc., and Li-Cycle North America Hub, Inc. and the liens on any Note Party’s (as defined in the Note Purchase Agreement) property which is required to constitute collateral in connection with the applicable Project Financing substantially concurrently with the closing date under the applicable Project Financing. If an acceptable intercreditor arrangement has not been reached and the Company makes a good faith determination that continued negotiations could reasonably be expected to delay or impede the closing date under the applicable Project Financing, the Company may notify Glencore and the Collateral Agent that the applicable guarantees and liens will be released on the 5th business day following such notification.

The foregoing descriptions of the Note Purchase Agreement, the A&R Glencore Convertible Notes, the Amended and Restated Registration Rights Agreement, the Side Letter, the Note Guaranty Agreement and the Collateral Documents are qualified in their entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and the forms of the A&R Glencore Convertible Notes, the Amended and Restated Registration Rights Agreement, the Side Letter, the Note Guaranty Agreement and the Collateral Documents, copies of which are filed as Exhibits 4.3, 10.6, 10.7, 4.2, 10.2, 10.3, 10.4 and 10.5 and hereto, respectively, and are in each case incorporated by reference herein.

North America Black Mass & Refined Products Allocation Agreement

Upon closing of the Transaction, the Company and certain of its affiliates (Li-Cycle U.S. Inc., Li-Cycle Inc. and Li-Cycle North America Hub, Inc.), Traxys North America LLC (“Traxys”) and Glencore Intermediate will enter into a North America Black Mass and Refined Products Allocation Agreement (the “Allocation Agreement”). Under the terms of the Allocation Agreement, Traxys shall waive its rights over 50% of the volume of black mass and refined products that would otherwise have been sold to Traxys under the Company’s existing commercial agreements with Traxys, and such material shall be deemed to be Glencore-committed material under the terms of the Company’s existing commercial agreements with Glencore; provided that Traxys and Glencore shall each be entitled to the respective marketing fees which would otherwise have applied under the terms of the Traxys commercial agreements and the Glencore commercial agreements, respectively. The term of the Allocation Agreement begins on the closing date of the Transaction and continues for the duration of the Traxys commercial agreements, unless earlier terminated by mutual agreement of the parties.

The foregoing description of the Allocation Agreement is qualified in its entirety by reference to the full text of the forms of the Allocation Agreement, a copy of which is filed as Exhibit 10.8 hereto and is incorporated by reference herein.

Amendment to Rights Agreement

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K (the “Report”) with respect to the entry into Amendment No. 1 to the Rights Agreement (as described below) is incorporated into this Item 1.01 by reference in its entirety.

Consent of Wood River Capital, LLC

In connection with the entry into the Glencore investment, the Company has obtained the consent of Wood River Capital, LLC (“Koch”), to the Glencore investment in respect of the existing Convertible Note, dated as of September 29, 2021, issued to Koch (the (“Koch Note”), in exchange for the Company agreeing to amend the Koch Note, as of the closing of the Transaction, to include penalty interest upon an event of default consistent with the penalty interest provision of the Glencore Note and to remove the floor and ceiling from the definition of SOFR in the Koch Note.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated by reference herein to this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Report is incorporated by reference herein to this Item 3.02. The issuance of the Senior Secured Convertible Note is exempt from registration under the Securities Act in reliance upon Section 4(a)(2) thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The Company entered into an amendment, effective as of March 11, 2024 (“Amendment No. 1”), to the Rights Agreement, dated as of October 31, 2023 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent. The purpose of Amendment No. 1 is to amend the definition of “Acquiring Person” to exempt Glencore or its affiliates and associates (such persons together, “Glencore Affiliates”) from the definition of Acquiring Person and to permit Glencore Affiliates’ beneficial ownership in certain circumstances that would otherwise be in excess of the 20% trigger threshold calculated in the manner set forth in the Rights Agreement.

Amendment No. 1 provides that Glencore Affiliates will not be deemed an “Acquiring Person”, either individually or together, solely by virtue of, or as a result of, (a) Glencore Affiliates’ beneficial ownership of the Common Shares issuable upon conversion of the Existing Glencore Convertible Note, as may be amended and restated from time to time, including such Common Shares issuable pursuant to the Company’s right to elect to pay interest-in-kind pursuant to the terms of the Existing Glencore Convertible Note or the issuance to Glencore Affiliates and the exercise of any warrants upon redemption of the Existing Glencore Convertible Note in accordance with the terms of the Existing Glencore Convertible Note; (b) the valid and binding approval, execution, and delivery of the Note Purchase Agreement and the issuance of the Senior Secured Convertible Note to Glencore Affiliates; (c) the issuance to Glencore Affiliates of Common Shares upon conversion of the Senior Secured Convertible Note, in whole or in part, in accordance with the terms and conditions thereof, including any such Common Shares issued in connection with any interest the Company elects to pay in-kind; (d) the issuance to Glencore Affiliates and the subsequent exercise of any warrants upon the redemption of the Senior Secured Convertible Note in accordance with the terms and conditions thereof; and (e) the performance or consummation of any of the other transactions contemplated by the Note Purchase Agreement, the note purchase agreement for the Existing Glencore Convertible Note, the Existing Glencore Convertible Note, or the Senior Secured Convertible Note, (the foregoing actions, the “Permitted Events”); provided however, that notwithstanding the foregoing, Glencore Affiliates shall be deemed an Acquiring Person if Glencore Affiliates become the beneficial owner of such number of additional Common Shares in excess of 5.0% of the Common Shares outstanding as of the date of the Note Purchase Agreement (other than (w) any Common Shares acquired by any employee of Glencore Affiliates then providing services to the Company as a member of the Board pursuant to any equity grant awarded for such service or requirement to own Common Shares in accordance with any then applicable ownership guidelines, (x) pursuant to one or more Permitted Events, (y) as a result of a reduction in the number of Common Shares outstanding due to the repurchase of Common Shares by the Company or (z) pursuant to a stock split, stock dividend or similar transaction).

The definition of “Acquiring Person” is further amended to provide an exemption for any transferee of Glencore Affiliates, and any transferee of any such transferee that, in any such case, has acquired beneficial ownership of Common Shares in accordance with the transfer restrictions set forth in Section 5(e) of the note purchase agreement for the Existing Glencore Convertible Note or Section 5(d) of the Note Purchase Agreement, as applicable, including beneficial ownership acquired as a result of the occurrence of one or more Permitted Events following such transfer; provided however, that notwithstanding the foregoing and for the avoidance of doubt, such transferee shall be deemed an Acquiring Person if it or any of its affiliates or associates shall become the beneficial owner of any additional Common Shares from and after the date of such transfer (other than (x) pursuant to one or more Permitted Events, (y) as a result of a reduction in the number of Common Shares outstanding due to the repurchase of Common Shares by the Company or (z) pursuant to a stock split, stock dividend or similar transaction).

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, which is attached hereto as Exhibit 4.4 and is incorporated by reference in its entirety.

Item 7.01	Regulation FD Disclosure.

On March 12, 2024, the Company issued a press release announcing that although the issuance of the Senior Secured Convertible Note would generally require approval of the Company’s shareholders under the shareholder approval policy of the NYSE prior to the issuance of the Common Shares contemplated by the Senior Secured Convertible Note, the Company requested and received confirmation from the NYSE on March 1, 2024 that the NYSE will not object to the Company’s reliance on the financial viability exception to the NYSE’s shareholder approval policy pursuant to NYSE Listed Company Manual Paragraph 312.05.

Prior to entry into of the Note Purchase Agreement, the Audit Committee, composed solely of independent and disinterested members of the Board, determined that the delay associated with obtaining a shareholder vote prior to consummation of the issuance of the Senior Secured Convertible Note would seriously jeopardize the financial viability of the Company, and, on that basis, the Audit Committee expressly approved the Company’s reliance on the financial viability exception to the requirement to seek shareholder approval. A copy of the press release is attached as Exhibit 99.1 to this Report is incorporated by reference into this Item 7.01.

In accordance with NYSE requirements, the Company will mail a letter to shareholders, not later than ten days prior to the anticipated closing of the issuance of the Senior Secured Convertible Note, notifying them of its agreement with Glencore to, among other things, issue the Senior Secured Convertible Note and amend and restate the Existing Glencore Convertible Note and its intention to issue the Common Shares upon conversion of the Senior Secured Convertible Note, the A&R Glencore Convertible Notes and, if applicable, the Warrants, without obtaining approval from its shareholders (the “Shareholder Letter”). A copy of the Shareholder Letter to be mailed is attached as Exhibit 99.2 to this Report and is incorporated by reference into this Item 7.01.

The information under this Item 7.01, including Exhibit 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Form of Senior Secured Convertible Note

4.2	Form of Note Guaranty

4.3	Forms of Amended and Restated Glencore Convertible Notes

4.4	Amendment No. 1 to the Rights Agreement, dated as of March 11, 2024, by and between Li-Cycle Holdings Corp. and Continental Stock Transfer & Trust Company as rights agent

10.1†	Note Purchase Agreement, dated March 11, 2024, by and between Li-Cycle Holdings Corp., Glencore Ltd. and Glencore Canada Corporation

10.2†	Form of Pledge and Security Agreement

10.3†	Form of Stock Pledge Agreement

10.4†	Form of General Security Agreement

10.5†	Form of General Pledge Agreement

10.6	Form of Amended and Restated Registration Rights Agreement

10.7	Form of Side Letter

10.8††	Form of North America Black Mass and Refined Products Allocation Agreement by and among Li-Cycle Holdings Corp. and certain of its affiliates, Traxys North America LLC and Glencore Ltd.

99.1	Press Release of Li-Cycle Holdings Corp. dated March 12, 2024

99.2	Letter to Shareholders dated March 12, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL)

†	Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The Company hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.
††

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material and would likely cause it competitive harm if publicly disclosed. The Company will supplementally provide an unredacted copy of this exhibit to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	Co-Founder, President & CEO and Director

Date: March 12, 2024